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                                                                     Exhibit 5.1


                                 June 26, 2001

ProsoftTraining.com
3001 Bee Caves Road, Suite 300
Austin, Texas 78746


     Re:  Registration Statement on Form S-3
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Gentlemen:

          I have acted as legal counsel in the preparation of the Form S-3 Registration Statement ("Registration Statement") which has been filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 684,134 shares (the "Shares") of Common Stock, $.001 par value, of ProsoftTraining.com, a Nevada corporation (the "Company").

          As such legal counsel, I have made such legal and factual inquiries as I deemed necessary under the circumstances for the purposes of rendering this opinion. In reliance thereon, I am of the opinion that the Shares have been legally and validly issued and are fully paid and nonassessable.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,


                                             Jeffrey Korn
                                             General Counsel
                                             ProsoftTraining.com